Exhibit 4.1

Execution Version

FORD MOTOR COMPANY

And

THE BANK OF NEW YORK MELLON

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of November 9, 2009

Creating a Series of Securities Designated
4.25% Senior Convertible Notes due November 15, 2016

THIRD SUPPLEMENTAL INDENTURE, dated as of November 9, 2009, between FORD MOTOR COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON (as successor trustee to JPMorgan Chase Bank), a corporation duly organized and existing under the laws of the State of New York, as trustee (hereinafter sometimes called the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have duly executed and delivered an Indenture, dated as of January 30, 2002 (such indenture is hereinafter called the “Indenture”), providing for the issuance from time to time of unsecured and senior or subordinated debentures, notes or other evidences of indebtedness, which may be convertible into or exchangeable for any securities of any person (including the Company), to be issued in one or more series by the Company (the “Securities”);

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Securities known as its 4.25% Senior Convertible Notes due November 15, 2016 (the “Notes”) to be issued under the Indenture initially in an aggregate principal amount of up to $2,875,000,000, which may be authenticated and delivered as provided in the Indenture;

WHEREAS, the Company desires to supplement the provisions of the Indenture to provide for the issuance of the Notes under the terms of the Indenture as supplemented hereby;

WHEREAS, Section 9.01 of the Indenture expressly permits the Company and the Trustee to enter into one or more indentures supplemental thereto for the purpose of establishing the form or terms of Notes to be issued under the Indenture without the consent of the Holders of any Outstanding Securities;

WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Company has duly determined to execute and deliver to the Trustee the Third Supplemental Indenture; and

WHEREAS, all conditions and requirements necessary to make the Third Supplemental Indenture a valid, legal and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the premises, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01  All terms contained in the Third Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the Indenture.  In the event of any inconsistency between the Indenture and the Third Supplemental Indenture, the Third Supplemental Indenture shall govern.  The words “herein,” “hereof,” “hereunder,” and words of similar import shall refer to the Third Supplemental Indenture.

Section 1.02  Solely with respect to the Notes, the following definitions shall be added to Section 1.01 of the Indenture and replace any existing definitions (as applicable) in the Indenture, each in appropriate alphabetical order.  Unless the context otherwise requires, the following terms shall have the following meanings:

“Additional Shares” has the meaning set forth in Section 5.08(a) of the Third Supplemental Indenture.

“Applicable Price” means, for any Designated Event, (1) with respect to any Designated Event described in clause (iii) of the definition of Designated Event, if the consideration paid to holders of Common Stock in connection with such transaction consists exclusively of Cash, the amount of such Cash per share of Common Stock, and (2) in all other cases, the average of the Closing Sale Prices per share of Common Stock for the five consecutive Trading Days immediately preceding the Effective Date of such Designated Event.

“Applicable Settlement Value” means, with respect to shares of Common Stock, the greater of (1) the average of the Closing Sale Prices per share of Common Stock for the five consecutive Trading Days immediately preceding the Repurchase Date multiplied by 99% or (2) $4.96 per share of Common Stock. Such dollar amount shall be subject to adjustment on any date on which the Conversion Rate of the Notes is adjusted.  The adjusted amount shall equal the amount immediately prior to such adjustment multiplied by a fraction the numerator of which is the Conversion Rate in effect immediately prior to such adjustment and the denominator of which is the Conversion Rate immediately following such adjustment.  In the case of a Designated Event in which the shares of Common Stock have been, as of the Effective Date, converted into or exchanged for the right to receive other securities or property, the “Applicable Settlement Value” per security or unit of property shall be calculated as follows:

(i)           for securities that are traded on a U.S.  national securities exchange or other similar market, the average of the Closing Sale Prices per security of such securities for the five consecutive Trading Days immediately preceding the Repurchase Date, or

(ii)           for other consideration that Holders shall have the right to receive, the value per security or unit of property determined by the Board of Directors in good faith.

“Bid Solicitation Agent” means such Person as may be appointed, from time to time, by the Company to solicit market bid quotations for the Trading Price of the Notes in accordance with Section 5.01(b)(ii). The Trustee shall initially act as the Bid Solicitation Agent.

“Business Day” means any day (i) other than a Saturday or Sunday or (ii) other than a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and all warrants or options to acquire such capital stock.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Cash Settlement” has the meaning set forth in Section 5.04(a) of the Third Supplemental Indenture.

“Cash Settlement Averaging Period” with respect to any Note surrendered for conversion means:

(i)           subject to clause (ii) below, if the relevant Conversion Date occurs on or after October 15, 2016, the 20 consecutive Trading-Day period beginning on, and including, the 22nd Business Day immediately preceding November 15, 2016; and

(ii)           if the relevant Conversion Date occurs on or after the date on which the Company notifies Holders of its election to terminate the conversion rights of Holders pursuant to Section 5.02 of the Third Supplemental Indenture, the 20 consecutive Trading-Day period beginning on, and including, the 22nd Business Day immediately preceding the effective date of such termination; and

(iii)           in all other cases, the 20 consecutive Trading-Day period beginning on, and including, the third Trading Day after the relevant Conversion Date.

“Certificated Note” means permanent certificated Note in registered form issued in denominations of $1,000 principal amount and multiples thereof.

“Change in Control” means either of the following:

(i)           more than 50% of the voting power of the Company’s Voting Stock being held by a Person or Persons (other than Permitted Holders) who “act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities” of the Company (within the meaning of Section 13(d)(3) of the Exchange Act); or

(ii)           Continuing Directors cease to constitute at least a majority of the Board of Directors.

Solely for purposes of clause (ii) of the definition of “Change in Control,” the phrase “or any committee of such board” in the definition of “Board of Directors” shall be disregarded.

“Close of Business” means 5:00 p.m.  New York City time.

“Closing Sale Price” means, on any date, the last reported per share sales price of a share of Common Stock or any other security (or, if no last sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported on The New York Stock Exchange, or if the Common Stock or such other security is not listed on The New York Stock Exchange, as reported by the principal United States national or regional securities exchange or quotation system on which the Common Stock or such other security is then listed or quoted; provided, however, that in the absence of such quotations, the Board of Directors shall make a good faith determination of the Closing Sale Price.

If during a period applicable for calculating Closing Sale Price, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the Conversion Rate pursuant to Section 5.09 of the Third Supplemental Indenture, Closing Sale Price shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such issuance, distribution, subdivision or combination on the price of the Common Stock during such period.

“Combination Settlement” has the meaning set forth in Section 5.04(a) of the Third Supplemental Indenture.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, or such other capital stock into which the Company’s common stock is reclassified or changed.  For the avoidance of doubt, the term “Common Stock” shall not include the Class B stock, par value $0.01 per share, of the Company.

“Continuing Director” means at any date, an individual (a) who is a member of the Board of Directors on the date of the Third Supplemental Indenture, (b) who has been elected as a member of the Board of Directors with a majority of the total votes of Permitted Holders that were cast in such election voted in favor of such member or (c) who has been nominated to be a member of the Board of Directors by a majority of the other Continuing Directors then in office. Solely for purposes of this definition, the phrase “or any committee of such board” in the definition of “Board of Directors” shall be disregarded.

“Conversion Agent” means initially the Trustee or such other office or agency subsequently designated by the Company where Notes may be presented for conversion.

“Conversion Date” has the meaning set forth in Section 5.03(a) of the Third Supplemental Indenture.

“Conversion Notice” has the meaning set forth in Section 5.03(a) of the Third Supplemental Indenture.

“Conversion Obligation” has the meaning set forth in Section 5.04(a) of the Third Supplemental Indenture.

“Conversion Price” means at any time an amount equal to $1,000 principal amount of Notes divided by the then current Conversion Rate.

“Conversion Rate” has the meaning set forth in Section 5.01(d) of the Third Supplemental Indenture.

“Conversion Rights Termination Date” has the meaning set forth in Section 5.02(a) of the Third Supplemental Indenture.

“Current Market Price” means, on any day, the average of the Closing Sale Prices of the Common Stock for each of the 10 consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Date with respect to the issuance or distribution requiring such computation.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the applicable Cash Settlement Averaging Period, 5% of the product of (1) the applicable Conversion Rate on such Trading Day and (2) the Daily VWAP of the Common Stock on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 20.

“Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the applicable Cash Settlement Averaging Period, shall consist of:

(i)           cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(ii)           to the extent the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP of the Common Stock for such Trading Day.

“Daily VWAP” of the Common Stock means, for each of the 20 consecutive Trading Days during the applicable Cash Settlement Averaging Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “F.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled opening of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock (or one unit of Reference Property consisting of marketable equity securities) on such Trading Day using a volume-weighted average price method (or, in the case of Reference Property consisting of cash, the amount thereof or in the case of Reference Property other than marketable equity securities or cash, the market value thereof), in each case as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

 “Default” means, with respect to the Notes, any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default with respect to the Notes.

“Designated Event” means any of the following:

(i)           more than 50% of the voting power of the Company’s Voting Stock being held by a Person or Persons (other than Permitted Holders) who “act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities” of the Company (within the meaning of Section 13(d)(3) of the Exchange Act);

(ii)           more than 50% of the voting power of the Company’s Voting Stock being held by a Person or Persons who “act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities” of the Company (within the meaning of Section 13(d)(3) of the Exchange Act), where such Person or Persons are Permitted Holders, resulting in the Common Stock (or other securities or property into which the Notes are then convertible) no longer being listed or approved for trading on The New York Stock Exchange or listed,  approved for trading or quoted on any other U.S. national securities exchange or other similar market; or

(iii)           the Company consolidates or merges with or into another Person (other than a subsidiary of the Company), or conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person (other than a subsidiary of the Company), or any Person (other than a subsidiary of the Company) merges into or consolidates with the Company, and the outstanding Common Stock is reclassified into, converted for or converted into the right to receive any property or security, provided that no such transaction shall constitute a Designated Event if Persons that beneficially own (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions) Common Stock immediately prior to the transaction beneficially own, directly or indirectly, common stock representing at least a majority of the voting power of all the common stock of the surviving Person after the transaction in substantially the same proportion as their voting power immediately prior to the transaction.

“Determination Date” has the meaning set forth in Section 5.09(o) of the Third Supplemental Indenture.

“Effective Date” means the date on which a transaction that constitutes a Designated Event becomes effective.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Existing Debt Securities” means the subordinated and senior unsecured notes of the Company issued pursuant to the Existing Debt Indentures.

“Existing Debt Indentures” means collectively, (a) the indenture dated as of February 1, 1990 between Ford Holdings, Inc., the Company and Manufacturer's Hanover Trust Company, as trustee, (b) the indenture dated as of August 15, 1991 between the Company and Bankers Trust Company, as trustee, (c) the indenture dated as of February 15, 1992 between the Company and The Bank of New York Mellon, as trustee and (d) the Indenture, as amended.

“Expiration Date” has the meaning set forth in Section 5.09(a)(5) of the Third Supplemental Indenture.

“Expiration Time” has the meaning set forth in Section 5.09(a)(5) of the Third Supplemental Indenture.

“Ex-Date” means, in connection with any dividend, issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“Financial Institution” has the meaning set forth in Section 5.11 of the Third Supplemental Indenture.

“Global Note” means any Note that is a Global Security.

“Interest Payment Date” has the meaning set forth in Section 2.01(14) of the Third Supplemental Indenture.

“Irrevocable Election” has the meaning set forth in Section 5.04(d) of the Third Supplemental Indenture.

“Market Disruption Event” means, for purposes of determining amounts due upon conversion, (i) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one-half hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Measurement Period” has the meaning set forth in Section 5.01(b)(ii) of the Third Supplemental Indenture.

“Notes” has the meaning set forth in the second recital of the Third Supplemental Indenture.

“Open of Business” means 9:00 a.m. New York City time.

“Permitted Holders” means holders of the Company’s Class B stock on the date of the Third Supplemental Indenture and such other holders of such Class B stock from time to time; provided that any such holder satisfies the qualification set forth in clauses (i) through (vii) of subsection 2.2 of Article Fourth of the Company’s restated certificate of incorporation as in effect on the date of the Third Supplemental Indenture.

“Physical Settlement” has the meaning set forth in Section 5.04(a) of the Third Supplemental Indenture.

“Prospectus Supplement” means the preliminary prospectus supplement, as supplemented by the related pricing term sheet for the offering of the Notes, dated November 2, 2009.

“Purchased Shares” has the meaning set forth in Section 5.09(a)(5) of the Third Supplemental Indenture.

“Record Date” means, for purposes of Section 5.09 of the Third Supplemental Indenture, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Reference Property” has the meaning set forth in Section 5.10 of the Third Supplemental Indenture.

“Regular Record Date” has the meaning set forth in Section 2.01(14) of the Third Supplemental Indenture.

“Repurchase Date” has the meaning set forth in Section 4.01(a) of the Third Supplemental Indenture.

“Repurchase Notice” has the meaning set forth in Section 4.01(c) of the Third Supplemental Indenture.

“Repurchase Price” has the meaning set forth in Section 4.01(a) of the Third Supplemental Indenture.

“Rights Plan” has the meaning set forth in Section 5.09(f) of the Third Supplemental Indenture.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Amount” means the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the relevant Cash Settlement Averaging Period.
“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice Period” has the meaning set forth in Section 5.04(b) of the Third Supplemental Indenture.
“Specified Dollar Amount” means the dollar amount per $1,000 principal amount of converted Notes as specified in the notice specifying the Company’s chosen Settlement Method.
“Spin-off” has the meaning set forth in Section 5.09(a)(3) of the Third Supplemental Indenture.

“Stated Maturity” means November 15, 2016.

“Termination Notice” has the meaning set forth in Section 5.02(a) of the Third Supplemental Indenture.

“Third Supplemental Indenture” means the Third Supplemental Indenture, dated as of November 9, 2009, to the Indenture.

“Trading Day” means (x) if the applicable security is listed on The New York Stock Exchange, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or another national securities exchange or market, a day on which the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or another national securities exchange or market is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.  For purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The New York Stock Exchange, or if the Common Stock is not then listed on The New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded; provided that if the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or traded, “Trading Day” shall have the same meaning as Business Day.

“Trading Price” with respect to the Notes, on any date of determination, means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $1,000,000 principal amount of Notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent nationally recognized securities dealers selected by the Company; provided, however, that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained, that one bid shall be used.  If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Closing Sale Price of the Common Stock and the applicable Conversion Rate.

“Trading Price Condition” has the meaning set forth in Section 5.01(b)(ii) of the Third Supplemental Indenture.

“Trigger Event” has the meaning set forth in Section 5.09(e) of the Third Supplemental Indenture.

“Valuation Period” has the meaning set forth in Section 5.09(a)(3) of the Third Supplemental Indenture.

“Voting Stock” means, with respect to any Peron, such Person’s capital stock having the right to vote for the election of directors (or the equivalent thereof) of such Person under ordinary circumstances.

Section 1.03  Applicability.  The provisions contained in the Third Supplemental Indenture shall apply only to the Notes and not to any other series of Securities issued under the Indenture and any covenants provided herein are solely for the benefit of the Notes and not for the benefit of any other series of Securities issued under the Indenture.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01  Terms.

Pursuant to Section 3.01 of the Indenture, the terms of the Notes shall be as follows:

(1)           The Notes shall be senior in rank, and the title of the Notes is “4.25% Senior Convertible Notes due November 15, 2016.”

(2)           The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $2,875,000,000, except for Notes authenticated and delivered upon registration of transfer of, or exchange for, or in lieu of, other Notes pursuant to the Third Supplement Indenture.  The Company may, without the consent of any Holders, reopen the Notes and issue additional Notes with the same terms and with the same CUSIP number (except to the extent necessary for securities law purposes) as the Notes initially issued in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued so long as no Event of Default has occurred and is continuing with respect to the Notes and such additional Notes shall be fungible with the Notes initially issued for U.S. federal income tax purposes.

(3)           The principal amount of the Notes shall be due and payable on November 15, 2016.

(4)           Interest on the Notes will accrue at the rate of 4.25% per annum, from November 9, 2009 until the principal thereof is paid or made available for payment.  Interest shall be payable on May 15 and November 15 of each year (each, an “Interest Payment Date”), commencing May 15, 2010, to the Persons in whose name the Notes are registered at the Close of Business on the May 1 or November 1, whether or not a Business Day, immediately preceding the relevant Interest Payment Date (each, a “Regular Record Date”).  Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  If interest or principal is payable on a day that is not a Business Day, the Company shall make the payment on the next Business Day, and no interest will accrue as a result of the delay in payment. The Company shall pay the principal of and interest on any Global Note in immediately available funds to the account designated by the Depository or its nominee, as the case may be, as the registered Holder of such Global Note.

(5)           The principal of and interest, if any, on the Notes shall be payable at the Corporate Trust Office of the Trustee.

(6)           (a)           Prior to the Conversion Rights Termination Date, the Notes are not redeemable at the option of the Company.  Starting on the Conversion Rights Termination Date and on any Business Day thereafter, in accordance with the Indenture, including, without limitation, Article Eleven of the Indenture, and the Third Supplemental Indenture, the Company may redeem all or any portion of the Notes, for Cash, at once or from time to time, upon at least 30 and not more than 60 days’ notice, which shall be an irrevocable notice given in the manner provided in the Indenture, at a Redemption Price equal to 100% of the principal amount to be redeemed, together with accrued and unpaid interest thereon, up to, but not including, the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

                (b)           The Company or a third party may, to the extent permitted by applicable law, at any time purchase the Notes in the open market, by tender at any price or by private agreement. Any Note that the Company purchases or a third party purchases may, to the extent permitted by applicable law, be re-issued or resold or may, at the Company’s or such third party’s option, be surrendered to the Trustee for cancellation in accordance with Section 3.09 of the Indenture. Any Notes surrendered for cancellation may not be re-issued or resold and shall be canceled promptly.

(7)           (a)           Subject to the terms and conditions of the Indenture and the Third Supplemental Indenture, including, without limitation, Article Four of the Third Supplemental Indenture, Holders shall have the right to require the Company to repurchase any Outstanding Notes for shares of Common Stock (or such other consideration into which the shares of Common Stock have been converted or exchanged in connection with such Designated Event) upon a Designated Event that does not constitute a Change in Control.

(b)           Subject to the terms and conditions of the Indenture and the Third Supplemental Indenture, including, without limitation, Article Four of the Third Supplemental Indenture, Holders shall have the right to require the Company to repurchase any Outstanding Notes for Cash upon a Change in Control.

(8)           The Notes are not entitled to any sinking fund or analogous reserve.

(9)           The Notes shall be issuable in denominations of $1,000 and integral multiples thereof.

(10)         The Securities Registrar, authenticating agent, Conversion Agent and Paying Agent for the Notes shall initially be the Trustee.

(11)         Payments of principal and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

(12)         The Notes will be initially issued in book-entry form and represented by registered Global Notes substantially in the form attached hereto as Exhibit A, delivered to the Depository, or a custodian on the Depository’s behalf, and recorded in the book-entry system maintained by the Depository.

(13)         From and after the Conversion Rights Termination Date, the Notes shall be subject to defeasance in accordance with the provisions of Article Fourteen of the Indenture.

(14)         Prior to the Conversion Rights Termination Date, the Notes shall be convertible at the option of the Holders in accordance with the terms and conditions set forth in Article Five of the Third Supplemental Indenture.

Section 2.02  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A to the Third Supplemental Indenture.  The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of the Third Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of the Third Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

ARTICLE THREE

AMENDMENTS TO INDENTURE SECTIONS

The following amendments to the Indenture shall apply only to the Notes and not to any other series of Securities issued under the Indenture and shall be effective for so long as any Notes remain Outstanding.  The Indenture is amended by the Third Supplemental Indenture solely with respect to the Notes, as follows:

Section 3.01  Amendments to Article Five.

(a)           Solely with respect to the Notes, Section 5.01 of the Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:

“SECTION 5.01.  Events of Default.  “Event of Default”, wherever used in the Indenture or the Third Supplemental Indenture with respect to the Notes, shall mean any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)           default in the payment of the principal of, Redemption Price or Repurchase Price of any Note, and continuance of such default for five Business Days after such amount becomes due and payable on such Note; or

(3)           failure by the Company to provide notice of a Change in Control in accordance with the terms of Article Four of the Third Supplemental Indenture; or

(4)           default in the performance, or breach, of any covenant or warranty of the Company in the Indenture or the Third Supplemental Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in the Indenture solely for the benefit of a series of Securities other than the Notes), and continuance of such default or breach for a period of 90 days (subject to reduction pursuant to Section 7.03(a) of the Indenture as amended by the Third Supplemental Indenture if the 15-day period referred to therein has been extended as provided therein) after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(5)           the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under the National Bankruptcy Act or any other similar federal or state law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6)           the commencement by the Company of a voluntary case or proceeding under the National Bankruptcy Act or any other similar federal or state law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under the National Bankruptcy Act or any other similar federal or state law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due; or

(7)           default in the delivery when due of all shares of Common Stock and any Cash payable upon conversion with respect to the Notes, which default continues for 15 days.”

(b)           Solely with respect to the Notes, Section 5.02 of the Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:

“SECTION 5.02.  Acceleration of Maturity; Rescission and Annulment .  If an Event of Default, other than pursuant to Section 5.01(5) and (6) of the Indenture, with respect to the Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all of the Notes plus accrued and unpaid interest, if any, on the Notes accrued through the date of such declaration to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount and accrued interest shall become immediately due and payable.  In the case of Events of Default occurring under Sections 5.01(5) and (6) of the Indenture, the principal amount of the Notes plus accrued and unpaid interest, if any, accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable.

At any time after such a declaration of acceleration with respect to the Notes has been made or occurred and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee may waive all defaults and rescind and annul such declaration and its consequences if:

(8)           the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A)           all overdue interest on all Notes,

(B)           the principal of (and premium, if any, on) with respect to any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Notes,

(C)           to the extent that payment of such interest is enforceable under applicable law, interest upon overdue interest to the date of such payment or deposit at the rate or rates prescribed therefor in the Notes or, if no such rate or rates are so prescribed, at the rate borne by the Notes during the period of such default, and

(D)           all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(9)           all Events of Default with respect to Notes, other than the non-payment of the principal of Notes and accrued interest which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

No such waiver or rescission and annulment shall affect any subsequent default or impair any right consequent thereon.”

Section 3.02  Amendment to Article Seven.

(a)           Solely with respect to the Notes, Section 7.03(a) of the Indenture shall be amended and restated in its entirety by inserting the following text in lieu thereof:

“(a) The Company covenants and agrees to furnish to the Trustee copies of the Company’s annual reports on Form 10-K (or any successor form) and the Company’s quarterly reports on Form 10-Q (or any successor form) within 15 days after the Company shall be required to file the same with the Commission; provided that if the Company is not required to file such reports with the Commission, then within 15 days after the Company would be required to file these reports with the Commission if the Company had a security listed on a U.S. national securities exchange.  Such 15-day period shall automatically be extended to the earlier of (a) the date that is five days prior to the date of the occurrence of any event of default (or any comparable term) under any of the Company’s Existing Debt Securities (other than the Notes) as a result of the Company’s failure to provide annual or quarterly financial statements to the extent required under the related indenture and (b) in the case of audited annual financial statements, within 240 days after the end of the Company’s fiscal year, and in the case of unaudited quarterly financial statements, within 220 days after the end of the respective quarters for each of the first three quarterly periods of each fiscal year of the Company.  If the period for filing any report is automatically extended for 85 or more days as described above, then the 90 day cure period for the Company’s failure to comply with the Company’s obligation to file such report shall be reduced to five days.  If, however, in connection with an event of default under the Company’s Existing Debt Securities (other than the Notes), the period for filing such report is automatically extended for less than 85 days, then the number of days in such cure period shall be reduced to equal the number by which 90 exceeds the number of days of such extension.  It is understood and agreed that failure to comply with Section 314(a) of the TIA (or any successor provision thereto) shall not constitute a default or breach for purposes of Section 5.01(4) of the Indenture as amended by the Third Supplemental Indenture and, therefore, shall not permit Holders of Notes in such case to declare the principal amount of the Notes to be due and payable immediately pursuant to Section 5.02 of the Indenture as amended by the Third Supplemental Indenture.”

Section 3.03  Amendment to Article Nine.

(a)           Solely with respect to the Notes, Section 9.01(2) of the Indenture shall be amended and restated in its entirety by replacing current clause (2) with the following text:

“(2) to add to the covenants of the Company for the benefit of the Holders of Notes or to surrender any right or power herein conferred upon the Company under the Indenture or the Third Supplemental Indenture or to make other changes which would not adversely affect the Holders of the Notes in any material respect; or”

(b)           Solely with respect to the Notes, Section 9.01 of the Indenture shall be amended by deleting the period following clause (10) and replacing it with “; or” and inserting the following:

“(11)        to comply with the rules of any applicable securities depositary; or

(12)          to add any guarantor with respect to the Notes.”

(c)           Solely with respect to the Notes, Section 9.01 of the Indenture shall be amended by inserting the following immediately after new clause (12) thereof:

“No amendment to the Indenture or the Third Supplemental Indenture made solely to conform the Indenture or the Third Supplemental Indenture to the description of the Notes contained in the Prospectus Supplement and the accompanying prospectus shall be deemed to adversely affect the interests of the Holders of Notes.  Nothing in the Third Supplemental Indenture shall affect the right of the Company and the Trustee to enter into indentures supplemental to the Indenture relating to series of Securities other than the Notes.”

(d)           Solely with respect to the Notes, Section 9.02 of the Indenture shall be amended by replacing the first paragraph with the following:

“With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Third Supplemental Indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall, without the consent of each Holder of Outstanding Notes affected thereby:

(i)           change the Stated Maturity of the principal of (or premium, if any, on), or any installment of interest, if any, on, any Note;

(ii)           reduce the principal amount or premium, if any, payable at Stated Maturity or upon repurchase or redemption of any Note, or reduce the interest rate of any Note;

(iii)           make any change that adversely affects the conversion rights or the Conversion Rate of any Note;

(iv)           make any change that adversely affects the right of a Holder to require the Company to repurchase any Note;

(v)           impair the right of any Holder of Outstanding Notes to convert or receive payment of principal and interest with respect to any Note or the right to institute suit for the enforcement of any payment with respect to, or conversion of, any Note;

(vi)           change the place or currency of payment of principal or interest in respect of any Note;

(vii)           change the amendment provisions which require each Holder’s consent; or

(viii)           reduce the aforesaid percentage in principal amount of the Notes required for any such supplemental indenture.”

Section 3.04   Inapplicable Provisions of the Indenture.

(a)           The provisions of Section 10.04 and Section 10.05 of the Indenture shall not apply to the Notes.

(b)           The provisions concerning consolidation, merger and sale of assets set forth in Article Six of the Third Supplemental Indenture shall, with respect to the Notes, supersede in their entirety the provisions of Article Eight of the Indenture, and all references in the Indenture to Article Eight and sections thereof, shall, with respect to the Notes, be deemed to be references to consolidation, merger and sale of assets and related matters specified in Article Six of the Third Supplemental Indenture.

ARTICLE FOUR

OFFER TO REPURCHASE UPON A DESIGNATED EVENT OR CHANGE IN CONTROL

Section 4.01  Offer to Repurchase Upon a Designated Event or Change in Control.

(a)           If there shall have occurred a Designated Event or Change in Control, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all or any portion of such Holder’s Notes not previously repurchased or called for redemption in integral multiples of $1,000 principal amount on a date selected by the Company as specified below (the “Repurchase Date”), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued but unpaid interest to, but not including, the Repurchase Date (the “Repurchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 4.01(c) of the Third Supplemental Indenture; provided that if the Repurchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, in which case the Company shall instead pay the full amount of accrued but unpaid interest to the Holders of the Notes on such Regular Record Date and the Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased.  With respect to any event that is a Change in Control, the Company shall pay the Repurchase Price in Cash.  With respect to any Designated Event that is not a Change in Control, the Company shall pay the Repurchase Price in shares of Common Stock (or such other consideration into which the shares of Common Stock have been converted or exchanged in connection with such Designated Event) as provided in Section 4.03(b) of the Third Supplemental Indenture below.

Notwithstanding the foregoing, Holders will not have the right to require the Company to repurchase any Notes in connection with a Designated Event or Change in Control, and the Company shall not be required to deliver a notice of such Designated Event or Change in Control incidental thereto, if:

(i)           the Closing Sale Price of Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the later of the Change in Control or Designated Event or the public announcement thereof, in the case of an acquisition of Capital Stock or resulting from a change in Continuing Directors, or the period of ten consecutive Trading Days ending immediately before the Change in Control or Designated Event, in the case of a merger, consolidation or asset sale, equals or exceeds 105% of the Conversion Price of the Notes in effect on each of those five Trading Days; or

(ii)           at least 90% of the consideration, excluding Cash payments for fractional shares of Common Stock and Cash payments made pursuant to dissenters’ appraisal rights, in a transaction otherwise constituting a Change in Control or Designated Event consists of shares of Common Stock, depositary receipts or other certificates representing common equity interests traded on a U.S. national securities exchange or other similar market, or will be so traded immediately following such transaction, and as a result of such transaction the Notes become convertible solely into such consideration, subject in all respects to Section 5.04 of the Third Supplemental Indenture.

(b)           Within 30 days after the occurrence of a Designated Event or Change in Control, the Company shall mail a written notice of such Designated Event or Change in Control, as the case may be, by first-class mail to the Trustee and to each Holder at their addresses shown in the Security Register (and to beneficial owners as required by applicable law).  The Trustee shall have no duty or obligation to determine or confirm whether or not a Designated Event or a Change of Control has occurred, nor shall the Trustee have any duty or obligation with respect to any of the determinations or calculations set forth in the second paragraph of Section 4.01(a) of the Third Supplemental Indenture. The Company shall also issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases.  The notice shall include a form of Repurchase Notice to be completed by the Holder and shall state:

(i)             briefly, the events causing, and the effective date of, such Designated Event or Change in Control, as the case may be;

(ii)            the date by which the Repurchase Notice pursuant to this Section 4.01 must be given;

(iii)           the Repurchase Price, and that the Repurchase Price will be paid in Cash, in the case of a Change in Control, or shares of Common Stock (or such other consideration into which the shares of Common Stock have been converted or exchanged in connection with such Designated Event) in the case of a Designated Event that is not a Change in Control;

(iv)           the Repurchase Date, which date shall be the 30th Business Day after the date of such notice;

(v)           the name and address of the Paying Agent and the Conversion Agent;

(vi)           the then-current Conversion Rate and any adjustments thereto;

(vii)         that Notes with respect to which a Repurchase Notice has been given by the Holder may not be converted pursuant to Article Five of the Third Supplemental Indenture;

(viii)        briefly, the procedures a Holder must follow to exercise its rights under this Section 4.01;

(ix)           that Notes must be surrendered to the Paying Agent to collect payment of the Repurchase Price;

(x)            that the Repurchase Price for any Note as to which a Repurchase Notice has been duly given, will be paid on the later of the Business Day immediately following the Repurchase Date and the time of surrender of such Note (provided that if such Note is surrendered after 12:00 p.m. New York City time, such Note shall be deemed to be surrendered on the immediately following Business Day);

(xi)           that, unless the Company defaults in making payment of such Repurchase Price and interest due, if any, interest on Notes surrendered for repurchase will cease to accrue on and after the Repurchase Date; and

(xii)           the CUSIP number of the Notes.

(c)           A Holder may exercise its rights specified in Section 4.01(a) of the Third Supplemental Indenture by delivery of an irrevocable written notice of repurchase (a “Repurchase Notice”) to the Paying Agent at any time prior to the Close of Business on the Repurchase Date, stating:

(i)             the certificate number of the Note which the Holder will deliver to be repurchased, if Certificated Notes have been issued, or notice compliant with the relevant Depository procedures if the Notes are not in certificated form;

(ii)            the portion of the principal amount of the Note which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

(iii)           that such Note shall be repurchased by the Company pursuant to the terms and conditions specified in Article Four of the Third Supplemental Indenture.

The delivery of such Note to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 4.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 4.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of the Indenture and the Third Supplemental Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 4.01 shall be consummated by the delivery of the consideration to be received by the Holder on or prior to the later of the Business Day immediately following the Repurchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 4.01.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice.

There shall be no repurchase of any Notes pursuant to this Section 4.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of any Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price).

Section 4.02  Effect of Repurchase Notice.  (a) Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 4.01(c) of the Third Supplemental Indenture, the Holder of the Note in respect of which such Repurchase Notice was given shall thereafter be entitled to receive solely the Repurchase Price, with respect to such Note.  Such Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on or prior to the later of (x) the Business Day immediately following the Repurchase Date, with respect to such Note (provided the conditions in Section 4.01(c) of the Third Supplemental Indenture have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 4.01(c) of the Third Supplemental Indenture.  Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article Five of the Third Supplemental Indenture on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

(b)           A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to the Close of Business on the Business Day prior to the Repurchase Date specifying:

(i)             the certificate number (or numbers) of the Note (or Notes) being withdrawn, if Certificated Notes have been issued, or notice compliant with the relevant Depository procedures, if the Notes are not in certificated form,

(ii)            the aggregate principal amount of the Note (or Notes) with respect to which such notice of withdrawal is being submitted, and

(iii)           the principal amount, if any, of such Note (or Notes) which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

The Paying Agent will promptly return to the respective Holders thereof any Certificated Notes with respect to which a Repurchase Notice has been withdrawn in compliance with the provisions of this Section 4.02(b).

The Paying Agent shall promptly notify the Company of the receipt by it of any written withdrawal of a Repurchase Notice.

Section 4.03  Deposit of Repurchase Price.  (a)  Prior to 11:00 a.m. (New York City time) on or prior to the Business Day immediately following the Repurchase Date in connection with a Change in Control, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.03 of the Indenture) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof which are to be repurchased as of the Repurchase Date.

If the Trustee or the Paying Agent holds money sufficient to pay the Repurchase Price of a Note on the Business Day immediately following such Repurchase Date in respect of a Change in Control in accordance with the terms hereof, then, immediately after such Repurchase Date, interest on such Note will cease to accrue, whether or not the Note is delivered to the Trustee or the Paying Agent, and all other rights of the Holder shall terminate, other than the right to receive the Repurchase Price upon delivery of the Note.

(b)           Prior to 11:00 a.m. (New York City time) on or prior to the Business Day immediately following the Repurchase Date in connection with a Designated Event that is not a Change in Control, the Company shall deposit with the Trustee or with the Paying Agent a number of shares of Common Stock (or other consideration into which the shares of Common Stock have been converted in connection with the Designated Event) calculated in accordance with the formula set forth below sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof which are to be repurchased as of the Repurchase Date.  In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the transaction constituting a Designated Event, the type, and amount, of consideration that Holders of Notes will receive upon repurchase will be deemed to be the weighted average of the types and amounts of consideration received by holders of Common Stock as a result of such Designated Event.

The number of shares of Common Stock (or amount of other consideration) to be delivered upon repurchase in connection with such a Designated Event shall be determined as follows:

Repurchase Price
Applicable Settlement Value

The Company will not issue fractional shares of Common Stock (or transfer any fractional interests in any other consideration).  The Company shall pay cash for all fractional shares of Common Stock (or fractional interests in any other consideration) (calculated on an aggregate basis for Notes delivered for repurchase by any Holder) based on the Applicable Settlement Value.

Whenever a payment for fractional shares is to be made by the Trustee or the Conversion Agent, the Company shall (i) promptly prepare and deliver to the Trustee/Conversion Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Trustee/Conversion Agent in the form of fully collected funds to make such payments.  The Trustee/Conversion Agent shall be fully protected in relying upon such certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional shares under any Section of the Third Supplemental Indenture relating to the payment of fractional shares unless and until the Trustee/Conversion Agent shall have received such a certificate and sufficient monies.

All shares of Common Stock that may be issued upon repurchase of Notes shall upon issuance be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.  The Company covenants to list such Common Stock on the principal national securities exchange on which the Common Stock is then listed in accordance with the provisions of such exchange.

If the Trustee or the Paying Agent holds shares of Common Stock (or other consideration) sufficient to pay the Repurchase Price of a Note on the Business Day immediately following the Repurchase Date in respect of a Designated Event that is not a Change in Control in accordance with the terms hereof, then, immediately after such Repurchase Date, interest on such Note will cease to accrue, whether or not the Note is delivered to the Trustee or the Paying Agent, and all other rights of the Holder shall terminate, other than the right to receive the Repurchase Price upon delivery of the Note.

Section 4.04  Notes Repurchased In Part.  Any Note which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.

Section 4.05  Covenant To Comply With Securities Laws Upon Repurchase of Notes.  When complying with the provisions of this Article Four, and subject to any exemptions available under applicable law, the Company shall:

(a)           comply in all material respects with the applicable provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) and any other issuer tender offer rules under the Exchange Act, as then applicable;

(b)           file the related Schedule TO (or any applicable successor schedule, form or report) if then required, or any other then required schedule, form or report, under the Exchange Act; and

(c)           otherwise comply with all federal and state securities laws.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of Article Four of the Third Supplemental Indenture, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under Article Four of the Third Supplemental Indenture.

Section 4.06  Repayment to the Company.  The Trustee and the Paying Agent shall return to the Company any cash, shares of Common Stock or other property or assets that remain unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the Repurchase Price; provided however, that to the extent that the aggregate amount of cash, shares of Common Stock or other property or assets deposited by the Company pursuant to Section 4.03 of the Third Supplemental Indenture exceeds the aggregate Repurchase Price of the Notes or portions thereof which the Company is obligated to repurchase as of the Repurchase Date, then on the Business Day immediately following the Repurchase Date, the Trustee or Paying Agent, as applicable, shall return any such excess to the Company.  Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

ARTICLE FIVE

CONVERSION OF SECURITIES

Section 5.01  Right to Convert.

(a)           Upon compliance with the provisions of the Third Supplemental Indenture, subject to the Company’s rights to terminate Holders’ conversion rights on or after November 20, 2014 in accordance with Section 5.02 of the Third Supplemental Indenture, a Holder shall have the right, at such Holder’s option, to convert any Note or any portion of the principal amount thereof which is an integral multiple of $1,000, or of such portion thereof, (i) subject to satisfaction of one or more of the conditions described in Section 5.01(b), at any time and from time to time prior to October 15, 2016 under the circumstances and during the periods set forth in Section 5.01(b), and (ii) regardless of the conditions described in Section 5.01(b), at any time on or after October 15, 2016 and prior to the Close of Business on the Business Day immediately preceding the Stated Maturity, in each case, at the Conversion Rate in effect at the time of conversion (subject to settlement provisions of Section 5.04 below).  Unless earlier terminated in accordance with Section 5.02 of the Third Supplemental Indenture, Holders’ rights to surrender for Notes for conversion will expire at the Close of Business on the Business Day immediately preceding the Stated Maturity.

(b)           (i)           Prior to October 15, 2016, a Holder may surrender all or a portion of its Notes for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after the fiscal quarter ending December 31, 2009, if the Closing Sale Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable Conversion Price on the applicable Trading Day.

(ii)           Prior to October 15, 2016, a Holder may surrender all or a portion of its Notes for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 in principal amount of Notes, as determined following a request by a Holder of Notes in accordance with the procedures described below, for each Trading Day of such Measurement Period was less than 98% of the product of the Closing Sale Price of the Common Stock and the applicable Conversion Rate for the Notes for such Trading Day (the “Trading Price Condition”).

The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing from the Bid Solicitation Agent, such writing to (i) set forth the identity of three independent nationally recognized securities dealers and (ii) direct the Bid Solicitation Agent to contact said dealers for the purpose of obtaining the Trading Price of the Notes, and the Company shall have no obligation to make such request of the Bid Solicitation Agent unless a Holder of a Note provides the Company with reasonable evidence that the Trading Price per $1,000 in principal amount of the Notes would be less than 98% of the product of the applicable Conversion Rate and the Closing Sale Price of the Common Stock. At such time, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the applicable Conversion Rate and the Closing Sale Price of the Common Stock on such Trading Day.  If the Trading Price Condition has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent.  If, at any time after the Trading Price Condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the applicable Conversion Rate and the Closing Sale Price of the Common Stock on such Trading Day, the Company shall so notify the Holders of the Notes, the Trustee and the Conversion Agent.

(iii)           If, prior to October 15, 2016, the Company elects to:

(A)      issue to all or substantially all holders of the Common Stock any rights, options or warrants (in the case of rights issued under the Company’s current Rights Plan or any future Rights Plan, only following the distribution of separate certificates evidencing such rights) entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to purchase shares of Common Stock (or securities convertible into Common Stock) at less than (or having a Conversion Price per share less than) the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such issuance; or

(B)      distribute to all or substantially all holders of the Common Stock assets of the Company (including Cash), debt securities or rights to purchase securities of the Company, which distribution has a per share value (as reasonably determined by the Board of Directors) exceeding 10% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in each case, the Company shall notify the Holders of Notes and the Trustee at least 30 Business Days prior to the Ex-Date for such issuance or distribution.  Once the Company has given such notice, Holders may surrender all or a portion of their Notes for conversion at any time until the earlier of the Close of Business on the Business Day immediately preceding the Ex-Date and the announcement by the Company that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time.

(iv)           If, prior to October 15, 2016, a transaction or event that constitutes a Designated Event occurs, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the Company’s assets, pursuant to which the Common Stock would be converted into cash, securities or other assets, Holders may surrender all or a portion their Notes for conversion at any time from or after the date that is 30 Business Days prior to the anticipated effective date of the transaction until 35 Business Days after the actual effective date of such transaction or, if such transaction also constitutes a Designated Event or Change in Control, until the Close of Business on the Business Day immediately preceding the related Repurchase Date in respect of such Designated Event or Change in Control.  The Company shall notify the Holders and the Trustee (A) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 30 Business Days prior to the anticipated effective date of such transaction; or (ii) if the Company does not have knowledge of such transaction at least 30 Business Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.  The Company shall also issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases.

(v)           Prior to October 15, 2016, if the Company elects to terminate Holders’ conversion rights in accordance with Section 5.02 of the Third Supplemental Indenture, Holders may convert all of a portion of their Notes during the period from, and including, the date of the Termination Notice, to the Close of Business on the Business Day prior to the Conversion Rights Termination Date, even if the Notes are not otherwise convertible at such time, after which time, the Holders’ right to convert will expire.

(c)           Subject to Sections 5.02, 5.03 and 5.04 of the Third Supplemental Indenture, each Note shall be convertible at the office of the Conversion Agent accompanied by a duly signed and completed Conversion Notice.

(d)           The rate at which shares of Common Stock shall be delivered upon conversion (the “Conversion Rate”) shall be initially 107.5269 shares of Common Stock for each $1,000 principal amount of Notes, subject to adjustment, in certain instances, as provided in Section 5.09 of the Third Supplemental Indenture, and further subject to increase in certain instances, as provided in Section 5.08 of the Third Supplemental Indenture.

(e)           A Note in respect of which a Holder has delivered a Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Note shall not be converted unless such notice is withdrawn in accordance with Section 4.02(b) of the Third Supplemental Indenture.

Section 5.02  Right to Terminate Conversion Rights.

(a)           The Company may elect, in its sole discretion, upon at least 30 and not more than 60 days’ notice, to terminate the Holders’ rights to convert the Notes on or after November 20, 2014 (such date of termination of conversion rights is referred to herein as the “Conversion Rights Termination Date”), if the Closing Sale Price of Common Stock exceeds 130% of the then applicable Conversion Price for 20 Trading Days in any consecutive 30 Trading Day period ending on the Trading Day either (a) five calendar days prior to the mailing of the notice of termination of conversion rights (the “Termination Notice”), provided that the Closing Sale Price of Common Stock on such 30th Trading Day exceeded 130% of the then applicable Conversion Price, or (b) immediately prior to the mailing of the Termination Notice, regardless of the Closing Sale Price of Common Stock on such 30th Trading Day.

(b)           If the Company makes the election pursuant to Section 5.02(a) of the Third Supplemental Indenture, the Company shall notify the Trustee and the Holders at their addresses shown in the Security Register and the Company shall, on a date not less than 30 days prior to the Conversion Rights Termination Date, disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases.

Section 5.03  Conversion Procedures.

(a)           To convert a Note that is represented by a Certificated Note, a Holder must (1) complete and manually sign the Conversion Notice or a facsimile of the Conversion Notice on the back of the Note in substantially the form set forth in Exhibit A attached hereto (the “Conversion Notice”) and deliver such Conversion Notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) if required by the Conversion Agent, furnish appropriate endorsement and transfer documents, (4) if required, pay all transfer or similar taxes as described in Section 5.06 of the Third Supplemental Indenture and (5) if required, pay funds equal to the interest payable on the next Interest Payment Date as described in Section 5.03(e) of the Third Supplemental Indenture.  To convert a Note represented by a Global Note, a Holder must convert by book-entry transfer to the Conversion Agent through the facilities of the Depository and otherwise comply with the provisions of clauses (3), (4) and (5) above, if applicable.  The date on which the Holder satisfies all of the requirements is the “Conversion Date.”

(b)           No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article Five.  Upon conversion of a Note, a Holder shall not receive, except as described below, any Cash payment representing accrued interest.  Upon conversion of a Note, any accrued and unpaid interest with respect to such Note shall not be cancelled, extinguished or forfeited but rather shall be deemed paid in full to the Holder of such Note through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, in exchange for the Note being converted pursuant to the provisions hereof, and the fair market value of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, shall be treated as issued, to the extent thereof, first in exchange for any accrued and unpaid interest, and the balance, if any, of such fair market value shall be treated as issued in exchange for the principal amount of Notes being converted pursuant to the provisions hereof.  Notwithstanding the preceding sentence (but without limiting to Holder’s obligation in Section 5.03(e) of the Third Supplemental Indenture), upon conversion of a Note during the period from the Close of Business on any Regular Record Date immediately preceding any Interest Payment Date to the Open of Business on such Interest Payment Date, the Holder on such Regular Record Date shall receive the full amount of interest payable on such Interest Payment Date.

(c)           If a Holder converts more than one Note at the same time, consideration due upon the conversion shall be based on the aggregate principal amount of Notes converted.

(d)           Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note equal in principal amount to the principal amount of the unconverted portion of the Notes surrendered.

(e)           Notes or portions thereof surrendered for conversion during the period from the Close of Business on any Regular Record Date immediately preceding any Interest Payment Date to the Open of Business on such Interest Payment Date shall be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date with respect to the principal amount of Notes or portions thereof being surrendered for conversion; provided that no such payment need be made with respect to conversions during such period (1) for conversions following the Regular Record Date immediately preceding the Stated Maturity, (2) if the Company has given notice of a Designated Event or Change in Control, (3) if the Company has given notice to terminate the Holders’ conversion rights pursuant to Section 5.02 of the Third Supplemental Indenture or (4) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Notes.

(f)           If the last day on which a Note may be converted is not a Business Day, the Note may be surrendered for conversion on the next succeeding day that is a Business Day.

(g)           The Company has initially appointed the Trustee as Conversion Agent.  The Company may terminate the appointment of any Conversion Agent or appoint additional or other Conversion Agents.  Notice of any termination or appointment and of any change in the office through which any Conversion Agent will act shall be given in accordance with Section 17.03 of the Indenture.

Section 5.04  Settlement upon Conversion.

(a)           Upon any conversion of any Note, the Company shall deliver to converting Holders, in respect of each $1,000 principal amount of Notes being converted, at the Company’s election, in full satisfaction of the Company’s obligation to settle such conversion, (1) shares of Common Stock, together with cash in lieu of fractional shares, if any (a “Physical Settlement”), (2) a Cash payment without any delivery of shares of Common Stock (a “Cash Settlement”) or (3) a combination of Cash and shares of Common Stock, together with cash in lieu of fractional shares, if any (a “Combination Settlement”), in each case, as set forth in Section 5.04(c) below, and the amount of Cash and/or the number of shares of Common Stock so deliverable upon conversion of the Notes is referred to herein as the “Conversion Obligation.”

(b)           All conversions with a Conversion Date on or after October 15, 2016, and all conversions during the period from, and including, the date of the Termination Notice, to the Close of Business on the Business Day prior to the Conversion Rights Termination Date, shall be settled using the same Settlement Method.  Prior to October 15, 2016, except for conversions occurring on or after the date of the Termination Notice, the Company shall treat all conversions occurring on the same Conversion Date in the same manner by using the same Settlement Method.  Except as set forth in the second immediately preceding sentence, however, the Company shall not have any obligation to settle Conversion Obligations arising on different Trading Days in the same manner.

Unless the Company has made an Irrevocable Election pursuant to Section 5.04(d) of the Third Supplemental Indenture, if the Company elects a Settlement Method, the Company shall provide to all converting Holders, by notice to the Trustee and the Conversion Agent, a notice of the chosen Settlement Method no later than the second Trading Day immediately following the related Conversion Date (or in the case of conversions occurring on or after (i) the date of the Termination Notice pursuant to Section 5.02 of the Third Supplemental Indenture, concurrently with such Termination Notice or (ii) October 15, 2016, no later than October 15, 2016) (such period, the “Settlement Notice Period”).  Unless the Company has made an Irrevocable Election pursuant to Section 5.04(d) of the Third Supplemental Indenture, in respect of any conversion of Notes, if the Company fails to provide notice of its elected Settlement Method within the Settlement Notice Period for such conversion, the Company shall no longer have the right to elect Cash Settlement or Combination Settlement in respect of such conversion, and the Company shall be deemed to have elected Physical Settlement to satisfy its Conversion Obligation.

If the Company has selected Combination Settlement and provides notice within the Settlement Notice Period, but the notice electing Combination Settlement does not indicate the Specified Dollar Amount, the Specified Dollar Amount per $1,000 principal amount of Notes shall be $1,000.

The Company may, in lieu of sending individual notices of its election, send one notice to all Holders of the method the Company chooses to satisfy its Conversion Obligation for conversions following delivery of a Termination Notice or on or after October 15, 2016.

(c)           With respect to any Conversion Notice received by the Company, the consideration to be paid or delivered, as the case may be, for any Note subject to such Conversion Notice shall be computed as follows:

(i)             if the Company has elected (or is deemed to have elected) Physical Settlement, the Company shall deliver to the converting Holder a number of shares of Common Stock equal to the product of (A) the aggregate principal amount of the Notes to be converted, divided by $1,000, and (B) the applicable Conversion Rate;

(ii)            if the Company has elected Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the relevant Cash Settlement Averaging Period; and

(iii)           if the Company has elected Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted the Settlement Amount.

(d)           Notwithstanding anything to the contrary in the Third Supplemental Indenture, at any time on prior to the 22nd Business Day immediately preceding the Stated Maturity, the Company may irrevocably elect (“Irrevocable Election”), in its sole discretion without the consent of the Holders of the Notes, by written notice to the Trustee and the Holders of the Notes, to satisfy its Conversion Obligation for all Notes to be converted after the date of such Irrevocable Election with a combination of cash and shares of Common Stock, in which case the Company shall settle all conversions occurring after the date of such Irrevocable Election as if the Company had elected Combination Settlement with a Specified Dollar Amount equal to $1,000 per $1,000 principal amount of Notes to be converted.  If the Company makes such Irrevocable Election, the Company shall notify the Trustee and the Holders at their addresses shown in the Security Register.

(e)           The Company shall settle its Conversion Obligations (i) on the third Business Day immediately following the relevant Conversion Date, if the Company elects a Physical Settlement, and (ii) on the third Business Day immediately following the last Trading Day of the relevant Cash Settlement Averaging Period, if the Company elects any other Settlement Method (including if the Company has made an Irrevocable Election pursuant to Section 5.04(d) of the Third Supplemental Indenture).

(f)           Each conversion will be deemed to have been effected as to any Notes surrendered for conversion on the Conversion Date; provided, however, that the person in whose name any shares of the Common Stock shall be issuable upon such conversion will become the holder of record of such shares as of the Close of Business on the Conversion Date (if Physical Settlement applies) or the last Trading Day of the relevant Cash Settlement Averaging Period (if Combination Settlement applies or if the Company has made an Irrevocable Election pursuant to Section 5.04(d)).

Section 5.05  Fractional Shares.  The Company shall not issue a fractional share of Common Stock upon conversion of a Note.  However, if any fractional share of Common Stock would be issuable upon the conversion of any Notes, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock (calculated on an aggregate basis for the Notes surrendered by a Holder for conversion) based on:

(i)           if Physical Settlement applies, the Daily VWAP of the Common Stock on the relevant Conversion Date, and

(ii)           if Combination Settlement applies or if the Company has made an Irrevocable Election pursuant to Section 5.04(d) of the Third Supplemental Indenture, the Daily VWAP of the Common Stock on the last Trading Day of the relevant Cash Settlement Averaging Period.

Section 5.06  Taxes on Conversion.  If a Holder converts a Note, the Company shall pay any taxes or duties relating to the issue or delivery of Common Stock upon conversion of the Note.  However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the Common Stock is to be delivered in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulations.

Section 5.07  Reservation of Shares, Shares to be Fully Paid; Listing of Common Stock.

(a)           The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

(b)           All shares of Common Stock that may be issued upon conversion of Notes (including all shares of Common Stock to be delivered by a Financial Institution in the case of an exchange in lieu of conversion pursuant to Section 5.11 of the Third Supplemental Indenture) shall upon issuance be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(c)           The Company shall, if at any time the Common Stock shall be listed on The New York Stock Exchange or any other national securities exchange or automated quotation system, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Note; provided, however, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of the Third Supplemental Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

Section 5.08  Adjustment to the Conversion Rate upon a Designated Event.

(a)           Subject to the terms and conditions of this Section 5.08, if the Effective Date of a transaction that constitutes a Designated Event occurs on or prior to the Stated Maturity, and a Holder elects to convert its Notes in connection with such Designated Event, the Company shall increase the applicable Conversion Rate for the Notes surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 5.08.  A conversion of Notes shall be deemed for the purposes of this Section 5.08 to be “in connection with” a Designated Event if such Notes are surrendered for conversion during the period commencing on the Effective Date for such Designated Event and ending on the Repurchase Date in connection with such transaction, if applicable or, if there is no Repurchase Date, ending on the 30th day following the Effective Date of such transaction.

Notwithstanding the foregoing, no increase in the Conversion Rate shall be made in the case of any Designated Event if at least 90% of the consideration, excluding cash payments for fractional shares of Common Stock and cash payments made pursuant to dissenters’ appraisal rights, in a transaction otherwise constituting a Designated Event consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a U.S. national securities exchange or other similar market, or will be so traded immediately following such transaction, and as a result of such transaction the Notes become convertible solely into such consideration, subject to the provisions set forth in Section 5.04 of the Third Supplemental Indenture.

(b)           The Company shall mail a notice to Holders of any Designated Event and issue a press release with respect to such Designated Event through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases in accordance with Section 5.01(b)(iv) of the Third Supplemental Indenture.  The failure to deliver such notice or issue such press release shall not affect the validity of such transaction.

(c)           The number of Additional Shares shall be determined by reference to the table below in (d)(ii) of this Section and shall be based on the Effective Date and the Applicable Price for such Designated Event.

(d)           (i)  The Applicable Prices set forth in the first row of the table below (i.e., the column headers), shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted.  The adjusted Applicable Prices will equal the Applicable Prices in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to such adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares in the table will be subject to adjustment in the same manner and at the same time as the Conversion Rate as set forth under Section 5.09 of the Third Supplemental Indenture.

(ii)           The following table sets forth the number of Additional Shares to be added to the Conversion Rate per $1,000 principal amount of Notes for the specified Effective Dates and Applicable Prices:

	Applicable Price
Effective Date	$7.44	$8.00	$10.00	$12.00	$14.00	$16.00	$18.00	$20.00	$22.00	$24.00	$26.00	$28.00	$30.00	$32.00
November 9, 2009	26.8817	25.2632	17.2721	12.5344	9.4742	7.3709	5.8559	4.7246	3.8551	3.1713	2.6236	2.1783	1.8118	1.5071
November 15, 2010	26.8817	25.1001	16.6912	11.8336	8.7745	6.7208	5.2723	4.2099	3.4060	2.7819	2.2871	1.8883	1.5622	1.2926
November 15, 2011	26.8817	24.7086	15.7523	10.7459	7.7045	5.7362	4.3959	3.4441	2.7439	2.2130	1.8004	1.4727	1.2080	0.9910
November 15, 2012	26.8817	24.2489	14.4732	9.2209	6.1930	4.3510	3.1779	2.3984	1.8589	1.4714	1.1824	0.9603	0.7846	0.6424
November 15, 2013	26.8817	23.4136	12.4033	6.7248	3.7297	2.1501	1.3170	0.8714	0.6239	0.4765	0.3808	0.3119	0.2586	0.2148
November 15, 2014	26.8817	22.5755	9.4819	1.8374	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
November 15, 2015	26.8817	20.9167	7.5349	1.2560	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
November 15, 2016	26.8817	17.4731	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(e)           If the exact Applicable Price and Effective Date are not set forth in the table above, then:

(i)             if the actual Applicable Price is between two prices in the table or the Effective Date is between two Effective Dates in the table, the Additional Shares issued upon conversion of the Notes shall be determined by a straight-line interpolation between the number Additional Shares set forth for the higher and lower Applicable Prices and/or the earlier and later Effective Dates in the table, based on a 365-day year, as applicable;

(ii)            if the actual Applicable Price is equal to or in excess of $32.00 per share (subject to adjustment in the same manner as the Applicable Prices set forth in the table above), no Additional Shares shall be added to the Conversion Rate; and

(iii)           if the Applicable Price is equal to or less than $7.44 per share (subject to adjustment in the same manner as the Applicable Prices set forth in the table above), no Additional Shares shall be added to the Conversion Rate.

(f)           Notwithstanding the foregoing, in no event shall the Company increase the Conversion Rate if the increase shall cause the Conversion Rate to exceed 134.4086 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner and at the same time as the Conversion Rate as set forth in Section 5.09(a)(1) through (a)(4) of the Third Supplemental Indenture.

Section 5.09   Conversion Rate Adjustments.

(a)           The Conversion Rate shall be adjusted for the following events:

(1)           The issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where,

CR 0	=
the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination, as applicable;

CR 1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Date or effective date;
OS 0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Date or effective date; and
OS 1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event.

Such adjustment shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination.  If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or any subdivision or combination of the type described in this clause (1) is announced by the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared or announced.

(2)           The issuance to all holders of Common Stock of rights, options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to purchase shares of Common Stock (or securities convertible into Common Stock) at less than (or having a conversion price per share less than) the Current Market Price of Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS0+X
OS0+Y

where,

CR 0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such issuance;
CR 1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Date;
OS 0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=
the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of Common Stock for the ten consecutive Trading Days ending on the Trading Day immediately preceding the Ex-Date.

Any adjustments made under this clause (2) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Date for such issuance. To the extent such shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.  In the event that such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the Ex-Date for such issuance had not occurred.

For the purposes of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than (or having a conversion price per share less than) the Current Market Price of the Common Stock, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on the exercise or conversion thereof, with the value of such consideration, if other than Cash, to be determined in good faith by the Board of Directors.

(3)           The dividend or other distribution to all holders of Common Stock of shares of the Capital Stock (other than Common Stock) or evidences of the Company’s indebtedness, rights, options or warrants to purchase the Company’s securities, or the Company’s assets (excluding any dividend, distribution or issuance covered by clauses (1) or (2) above or (4) or (5) below), in which event the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0-FMV

where,

CR 0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution;
CR 1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Date;
SP 0	=	the Current Market Price of Common Stock; and
FMV	=
the fair market value (as determined in good faith by the Board of Directors), on the Ex-Date for such dividend or distribution, of the shares of Capital Stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock.

If “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder of Notes shall receive, in respect of each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s capital stock or other securities that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Date for the dividend or distribution.

Any adjustment made under the portion of this clause (3) above shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution.  If such dividend or distribution is not so paid or made, the Conversion Rate shall be re-adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the transaction that gives rise to an adjustment pursuant to this clause (3) is, however, one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of capital stock of, or similar equity interests in, a subsidiary of the Company or other business unit of the Company (i.e., a spin-off) that are, or, when issued, will be, traded or quoted on The New York Stock Exchange or any other national or regional securities exchange or market (a “Spin-off”), then the Conversion Rate will instead be adjusted based on the following formula:

CR1	=	CR0	x	FMV0+MP0
MP0

where,

CR 0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the Valuation Period (as defined below);
CR 1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Valuation Period;
FMV 0	=
the average of the Closing Sale Prices of the Capital Stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading-Day period after, and including, the third Trading Day immediately following the Ex-Date of the Spin-off (the “Valuation Period”); and

MP 0	=	the average of the Closing Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last day of the Valuation Period, but shall be given effect as of the Open of Business on the Ex-Date for the Spin-off.  If the Ex-Date for the Spin-off is less than 10 Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references within this clause (3) with respect to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Date for such Spin-off to, and including, the last Trading Day of such Cash Settlement Averaging Period.

(4)           Dividends or other distributions consisting exclusively of cash to all holders of Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 – C

where,

CR 0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution;
CR 1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Date;
SP 0	=	the Current Market Price of the Common Stock; and
C	=	the amount in Cash per share the Company distributes to holders of Common Stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Date for such cash dividend or distribution.  Such adjustment shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution.  In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(5)           The Company or one or more subsidiaries of the Company make purchases of Common Stock pursuant to a tender offer or exchange offer (other than offers not subject to Rule 13e-4 under the Exchange Act) by the Company or a subsidiary of the Company for the Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), in which event the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	FMV + (SP1 x OS1)
OS0 x SP1

where,

CR 0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following the Expiration Date;
CR 1	=	the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following the Expiration Date;
FMV	=
the fair market value (as determined by the Board of Directors), on the Expiration Date, of the aggregate value of all Cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”);

OS 1	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”) less any Purchased Shares;

OS 0	=	the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares; and
SP 1	=	the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Days commencing on, and including, the Trading Day immediately following the Expiration Date.

The adjustment to the Conversion Rate under this clause (5) shall occur at the Close of Business on the 10th Trading Day immediately following the Expiration Date, but shall be given effect at the Open of Business on the Trading Day immediately following the Expiration Date.  If the Trading Day immediately following the Expiration Date is less than 10 Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references within this clause (5) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the Expiration Date to, and including, the last Trading Day of such Cash Settlement Averaging Period.

In the event that the Company or a subsidiary of the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be re-adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made.  Except as set forth in the preceding sentence, if the application of this Section 5.09(a)(5) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 5.09(a)(5).

(b)           In no event will the Company adjust the Conversion Rate to the extent that the adjustment would reduce the Conversion Price below the par value per share of Common Stock.

(c)           Notwithstanding the foregoing Sections 5.09(a)(1) through (5), if a Conversion Rate adjustment becomes effective on any Ex-Date as described above, and a Holder that has converted its Notes on or after such Ex-Date and on or prior to the related Record Rate would be treated as the record holder of shares of Common Stock as of the related Conversion Date pursuant to Section 5.04(f) based on the adjusted Conversion Rate for such Ex-Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of shares of Common Stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(d)           Whenever any provision of the Third Supplemental Indenture shall require the calculation of an average of Closing Sale Prices over a span of multiple days, the Company shall in good faith make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period from which the average is to be calculated.

(e)           Rights, options or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):  (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 5.09 of the Third Supplemental Indenture (and no adjustment to the Conversion Rate under Section 5.09 of the Third Supplemental Indenture will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under Section 5.09 of the Third Supplemental Indenture, except as set forth in Section 5.09(e) of the Third Supplemental Indenture.  If any such right, option or warrant are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Date with respect to new rights, options or warrants with such rights, except as set forth in Section 5.09(e) of the Third Supplemental Indenture.  In addition, except as set forth in Section 5.09(e) of the Third Supplemental Indenture, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under Section 5.09 of the Third Supplemental Indenture was made (including any adjustment contemplated in Section 5.09(e) of the Third Supplemental Indenture), (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by the holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by the holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

(f)           If a shareholders rights plan under which any rights are issued (a “Rights Plan”) provides that each share of Common Stock issued upon conversion of Notes at any time prior to the distribution of separate certificates representing such rights shall be entitled to receive such rights, there shall not be any adjustments to the conversion privilege or Conversion Rate.  If prior to any conversion of a Note, the rights have separated from the Common Stock, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, the Company’s assets, debt securities or rights as described in clause (a)(3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(g)           No adjustment shall be made in the Conversion Rate for any of the transactions described in this Section 5.09 if the Company makes provisions for Holders to participate in any such transaction without conversion on a basis and with notice that the Board of Directors determines to be fair and appropriate.

(h)           Except in accordance with this Section 5.09, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.  No adjustment to the Conversion Rate shall be made for a change in the par value or no par value of the Common Stock or any rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends.

(i)           Notwithstanding anything in this Section 5.09 to the contrary, the Conversion Rate as adjusted in accordance with this Section 5.09 shall not exceed 134.4086 shares per $1,000 principal amount of Notes, other than on account of adjustments to the Conversion Rate in the manner set forth in clauses (a)(1) through (a)(4) of Section 5.09 of the Third Supplemental Indenture.

(j)           For purposes of Sections 5.09(a)(1), (2) and (3) of the Third Supplemental Indenture, any dividend or distribution to which Section 5.09(a)(3) of the Third Supplemental Indenture is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights, options or warrants (and any Conversion Rate adjustment required by Section 5.09(a)(3) of the Third Supplemental Indenture with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Section 5.09 of the Third Supplemental Indenture with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Open of Business on such Ex-Date.”

(k)           No adjustment shall be made to the Conversion Rate unless the adjustment would result in a change of at least 1% of the Conversion Rate; provided that any adjustments that are less than 1% of the Conversion Rate shall be carried forward and such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, shall be made (a) annually, on the anniversary of the first date of issue of the Notes, and otherwise (b) (i) five Business Days prior to the Stated Maturity of the Notes or (ii) five Business Days prior to the Conversion Rights Termination Date or any Repurchase Date, unless such adjustment has already been made.

(l)           The Company may from time to time, to the extent permitted by law and subject to applicable rules of The New York Stock Exchange, increase the Conversion Rate of the Notes by any amount for any period of at least 20 days.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give Holders at least 15 days notice prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(m)           The Company may make such increases in the Conversion Rate, in addition to those set forth above, as the Board of Directors deems advisable, including to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(n)           For purposes of this Section 5.09, the number of shares of Common Stock at any time outstanding shall not include shares held, directly or indirectly, by the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(o)           In any case in which this Section 5.09 provides that an adjustment shall become effective immediately after (1) the Open of Business on the Ex-Date for an event or (2) the Open of Business on the Trading Day immediately following the Expiration Date pursuant to Section 5.09(a)(5) of the Third Supplemental Indenture (each a “Determination Date”), the Company may elect to defer, until the later of the date the adjustment to the Conversion Rate can be definitively determined and the occurrence of the applicable Adjustment Event (as hereinafter defined), (x) issuing to the Holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities or assets issuable upon such conversion, or cash in lieu thereof, by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion, or cash in lieu thereof, before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 5.05 of the Third Supplemental Indenture.  For purposes of this Section 5.09(o), the term “Adjustment Event” shall mean:

(i)             in any case referred to in clause (1) hereof, the occurrence of such event, and

(ii)            in any case referred to in clause (2) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

Section 5.10  Effect of Recapitalization, Reclassification and Changes to the Common Stock.

If any of the following events occur:

(i)             any recapitalization, reclassification or change of the outstanding share of Common Stock (other than changes resulting from a subdivision or combination to which Section 5.09(a)(1) of the Third Supplemental Indenture applies),

(ii)            any consolidation, merger or combination involving the Company,

(iii)           any sale or conveyance to a third party of all or substantially all of the Company’s assets, or

(iv)           any statutory share exchange,

in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert a Note shall be changed into a right to convert such Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a share of Common Stock would have owned or been entitled to receive (the “Reference Property”) upon such transaction; provided, that at and after the effective time of the transaction (a) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of such Notes, pursuant to Section 5.04 of the Third Supplemental Indenture and (b)(x) any amount payable in cash upon conversion of the Notes pursuant to Section 5.04 of the Third Supplemental Indenture shall continue to be payable in cash, (y) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes pursuant to Section 5.04 of the Third Supplemental Indenture shall instead be deliverable in the amount and type of Reference Property that a Holder of that number of shares of Common Stock would have received in such transaction and (z) the Closing Sale Price and the Daily VWAP of the Common Stock for purposes of Section 5.04 of the Third Supplemental Indenture shall be calculated based on the value of a unit of Reference Property that a Holder of one share of Common Stock would have received in such transaction.  In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the type and amount of consideration that Holders of Notes would have been entitled to receive shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.  The Company hereby agrees not to become a party to any such transaction unless its terms are consistent with the foregoing. Any supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Five.

The above provisions of this Section 5.10 shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, combinations, sales and transfers.

If this Section 5.10 applies to any event or occurrence, Section 5.09 of the Third Supplemental Indenture shall not apply.

Section 5.11  Exchange in Lieu of Conversion. Notwithstanding anything herein to the contrary, when a Holder surrenders Notes for conversion, the Company may direct the Conversion Agent to surrender, on or prior to the second Business Day immediately following the applicable Conversion Date, such Notes tendered for conversion to a financial institution (the “Financial Institution”) designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Financial Institution must agree to deliver, in exchange for the Notes, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, equal to the consideration due upon conversion in accordance with Section 5.04 above. By the Close of Business on the second Business Day immediately following the applicable Conversion Date, the Company shall notify the Holder surrendering Notes for conversion that it has directed the Financial Institution to make an exchange in lieu of conversion and such Financial Institution shall be required to notify the Conversion Agent whether it will deliver, upon exchange, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, due in respect of such conversion.

If the Financial Institution accepts any such Notes, it shall deliver cash, shares of Common Stock, or combination of cash and Common Stock, as applicable, if any, to the Conversion Agent, and the Conversion Agent shall deliver such cash, shares of Common Stock, or combination of cash and Common Stock, as applicable, to the Holder who has tendered such Notes for conversion on the date such consideration would otherwise be due as set forth in Section 5.04(e) of the Third Supplemental Indenture. Any Notes exchanged by the Financial Institution shall remain Outstanding.  If the Financial Institution agrees to accept any Notes for exchange but does not timely deliver the related consideration, or if the Financial Institution does not accept the Notes for exchange, the Company shall, as promptly as practical thereafter, convert such Notes and pay or deliver, as the case may be, into cash, shares of Common Stock, or a combination of cash and shares of Common Stock, if any, as provided in Section 5.04 above.

The Company’s designation of a Financial Institution to which the Notes may be submitted for exchange does not require the Financial Institution to accept any Notes (unless the Financial Institution has separately made an agreement with the Company). The Company may, but shall not be obligated to, pay any consideration to, or otherwise enter into any agreement with, the Financial Institution for or with respect to such designation.

Section 5.12  Notice of Adjustment.  Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment.  The Company shall file with the Trustee and the Conversion Agent such notice and an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence that the adjustment is correct.  Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

Section 5.13  Company Determination Final.  The Company shall be responsible for making all calculations called for hereunder and under the Notes.  These calculations include, but are not limited to, the Daily Settlement Amount, Daily Conversion Value, Daily Measurement Value, the Closing Sale Price, the Daily VWAP, the Conversion Date, the Current Market Value, the Conversion Price, the applicable Conversion Rate, the number of shares of Common Stock, if any, to be issued upon conversion of the Notes and the Cash Settlement Averaging Period.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on Holders.  The Company shall provide a schedule of the Company’s calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company’s calculations without independent verification.

Section 5.14  Trustee’s Adjustment Disclaimer.  The Trustee has no duty to determine when an adjustment under this Article Five should be made, how it should be made or what it should be nor shall the Trustee have any duty or responsibility to confirm or verify any calculation called for hereunder or under the Notes.  The Trustee has no duty to determine whether a supplemental indenture under Section 5.10 of the Third Supplemental Indenture need be entered into or whether any provisions of any supplemental indenture are correct.  The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes.  The Trustee shall not be responsible for the Company’s failure to comply with this Article Five.  Each Conversion Agent shall have the same protection under this Section 5.14 as the Trustee.

Section 5.15 Withholding Taxes for Adjustments in Conversion Rate.  The Company may, at its option, set-off withholding taxes due with respect to Notes against payments of Cash and Common Stock on the Notes to the extent required by law.  In the case of any such set-off against Common Stock delivered upon conversion of the Notes, such Common Stock shall be valued at the Closing Sale Price of the Common Stock on the date of setoff.

ARTICLE SIX

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 6.01  Company May Consolidate, Etc., Only on Certain Terms

. The Company shall not consolidate with or merge into any other Person, and the Company shall not sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company’s properties and assets to another Person unless:

(a)           the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, conveyance, assignment, transfer or other disposition, or which leases all or substantially all of the properties and assets of the Company (in each case, if other than the Company), shall be an entity organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to Trustee, all of the Company’s obligations under the Notes and the Indenture, as supplemented and amended by the Third Supplemental Indenture; and

(b)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

The Trustee may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger or sale, conveyance, assignment, transfer, lease or other disposition, and any such assumption, complies with the provisions of this Article Six.

Section 6.02  Successor Substituted

Section 6.03. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the Company’s assets in accordance with Section 6.01, the successor Person (if not the Company) formed by such consolidation or into which the Company is merged or to which such sale, conveyance, assignment, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, as supplemented and amended by the Third Supplemental Indenture, with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Indenture, as supplemented and amended by the Third Supplemental Indenture, and the Notes.

ARTICLE SEVEN

MISCELLANEOUS PROVISIONS

Section 7.01  The Third Supplemental Indenture is executed by the Company, and by the Trustee upon the Company’s request, pursuant to the provisions of Section 9.01 of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes.  The Indenture, as supplemented and amended by the Third Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.  Notwithstanding the foregoing, to the extent that any of the terms of the Third Supplemental Indenture are inconsistent with, or conflict with, the terms of the Indenture, the terms of the Third Supplemental Indenture shall govern.

Section 7.02  The Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 7.03  The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company.  The Trustee makes no representations and shall have no responsibility as to the validity or sufficiency of the Third Supplemental Indenture or the due authorization and execution hereof by the Company.

Section 7.04  The Third Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed and construed in accordance with the laws of said state, without regard to its principles of conflict of laws.

Section 7.05  The Corporate Trust Office of the Trustee as on the date of the Third Supplemental Indenture is:

101 Barclay Street, Floor 8 West
New York, New York 10286
Attention:  Corporate Trust Administration.

IN WITNESS WHEREOF, the parties hereto have caused the Third Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

FORD MOTOR COMPANY

By	/s/ David M. Brandi
Name: David M. Brandi
Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON

By	/s/ Mary Miselis
Name: Mary Miselis
Title: Vice President

EXHIBIT A

[EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.05 OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.]

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC” or the “Depository”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

FORD MOTOR COMPANY

4.25% SENIOR CONVERTIBLE NOTE DUE NOVEMBER 15, 2016

__________________________________

CUSIP No. 345370 CN8

ISIN US345370CN85

$[ __________ ]	No. R-[ ___ ]

FORD MOTOR COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [ __________ ] or registered assigns, the principal sum of [ __________ ] ($[ __________ ]) on November 15, 2016, or such lesser amount as may be indicated on Schedule A hereto, unless earlier redeemed, repurchased or converted as herein provided, and to pay interest thereon from November 9, 2009, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 of each year, commencing May 15, 2010, at the rate of 4.25% per annum, until the principal hereof is paid or made available for payment or converted.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the Close of Business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  If interest or principal is payable on a day that is not a Business Day, the Company shall make the payment on the next Business Day, and no interest will accrue as a result of the delay in payment.

Payment of the principal of (and premium, if any, on) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that each installment of interest on this Security may, at the option of the Company, be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the Security Register or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Security Registrar and shall appear on the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regards to its principles of conflicts of laws.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Global Security to be signed by its Chairman of the Board, or its President, or one of its Executive Vice Presidents, or one of its Group Vice Presidents, or one of its Vice Presidents, and by its Treasurer or one of its Assistant Treasurers, or its Secretary or one of its Assistant Secretaries, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

Dated:

[Corporate Seal]

FORD MOTOR COMPANY

By
Name:
Title:
By
Name:
Title:
Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON

as Trustee

By
Name:
Title:
Dated:

[REVERSE SIDE OF NOTE]

Ford Motor Company

1.	Indenture

This Security is one of a duly authorized issue of securities of the Company, designated as its 4.25% Senior Convertible Notes due November 15, 2016 (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 30, 2002 (herein called the “Indenture”), between the Company and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), as supplemented by the Third Supplemental Indenture, dated as of November 9, 2009 (the “Supplemental Indenture”), between the Company and the Trustee, to which Indenture, the Supplemental Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is a Global Security of the series designated on the face hereof, initially limited in aggregate principal amount to $2,875,000,000.  All terms used in this Global Security which are defined in the Indenture or the Supplemental Indenture shall have the meanings assigned to them in the Indenture or the Supplemental Indenture, as applicable.  In the event of any inconsistency between the Indenture and the Supplemental Indenture, the Supplemental Indenture shall govern. In the event of any inconsistency between this Security and the Indenture or the Supplemental Indenture, as the case may be, the Indenture or the Supplemental Indenture, as the case may be, shall govern.

The Company may, without the consent of the Holders hereof, issue additional Securities having the same ranking and the same interest rate, maturity, conversion rate and other terms as the Securities.  Any additional Securities will, together with the Securities, constitute a single series under the Indenture, and such additional Securities shall be fungible with the Securities initially issued for U.S. federal income tax purposes.  No additional securities may be issued as part of the same series if an Event of Default has occurred and is continuing with respect to the Securities.

2.	Paying Agent, Conversion Agent and Security Registrar

Initially, the Trustee will act as Paying Agent, Conversion Agent, Bid Solicitation Agent and Security Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Bid Solicitation Agent, Security Registrar or co-registrar.  The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

3.	Redemption at the Option of the Company

The Securities of this series are not redeemable by the Company at its option prior to the Conversion Rights Termination Date. Beginning on the Conversion Rights Termination Date and on any Business Day thereafter, the Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ prior notice given in the manner provided in the Indenture and the Supplemental Indenture at a redemption price equal to 100% of the principal amount to be redeemed together with accrued and unpaid interest thereon, up to, but not including, the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the Close of Business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture and the Supplemental Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

4.	[Reserved]

5.	Repurchase at the Option of the Holder upon the Occurrence of a Designated Event

Subject to the terms and conditions of the Supplemental Indenture, if there shall have occurred a Designated Event that does not constitute a Change in Control, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for shares of Common Stock (or such other consideration into which the shares of Common Stock have been converted or exchanged in connection with such Designated Event) all or any portion of such Holder’s Securities not previously repurchased or called for redemption in integral multiples of $1,000 principal amount on a date selected by the Company as specified in Article Four of the Supplemental Indenture, at a Repurchase Price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest to, but not including, the Repurchase Date, as set forth, and subject to satisfaction by or on behalf of the Holder of the requirements set forth, in Article Four of the Supplemental Indenture.

6.	Repurchase at the Option of the Holder upon a Change in Control

Subject to the terms and conditions of the Supplemental Indenture, if there shall have occurred a Change in Control, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all or any portion of such Holder’s Securities not previously repurchased or called for redemption in integral multiples of $1,000 principal amount on a date selected by the Company as specified in Article Four of the Supplemental Indenture, at a Repurchase Price equal to 100% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest to, but not including, the Repurchase Date, as set forth, and subject to satisfaction by or on behalf of the Holder of the requirements set forth, in Article Four of the Supplemental Indenture.

7.	Conversion

Subject to the terms of the Supplemental Indenture, including without limitation the Company’s right to terminate the conversion rights as provided in Section 5.02 of the Supplemental Indenture, upon satisfaction of one or more of the conditions set forth in Section 5.01 of the Supplemental Indenture, the Holder of this Security may, at any time and from time to time, convert this Security or any portion of the principal amount thereof that is in an integral multiple of $1,000 into shares of Common Stock at the Conversion Rate (initially 107.5269 shares of Common Stock for each $1,000 principal amount of Securities, subject to adjustment, in certain instances as provided in Section 5.09 of the Supplemental Indenture, and further subject to increases in certain instances, as provided in Section 5.08 of the Supplemental Indenture) as provided in Article Five of the Supplemental Indenture; provided, however, the Company may satisfy its obligation with respect to any conversion by delivering Common Stock, cash or a combination of cash and Common Stock as described in Section 5.04 of the Supplemental Indenture.  The Conversion Rate for the Securities on any Conversion Date shall be determined as set forth in the Supplemental Indenture.  Upon conversion of this Security, the Company shall, subject to the terms of the Supplemental Indenture, deliver the consideration due upon conversion within the time periods set forth in Section 5.04 of the Supplemental Indenture.

The Company may, in accordance with the terms set forth in the Supplemental Indenture, irrevocably elect to satisfy its Conversion Obligation with a combination of Cash and shares of Common Stock, in which case the Company shall settle all conversions occurring after the date of such Irrevocable Election as if the Company has elected Combination Settlement with a Specified Dollar Amount equal to $1,000 per $1,000 principal amount of Notes to be converted.

No fractional shares will be issued upon conversion of a Security; the Company shall deliver cash in lieu of any fractional share of Common Stock as provided in Section 5.05 of the Supplemental Indenture.

To convert a Security, a Holder must fulfill the conditions set forth in Section 5.03 of the Supplemental Indenture.

The Conversion Rate will be adjusted as set forth in Article Five of the Supplemental Indenture.

8.	Defeasance

From and after the Conversion Rights Termination Date, the Notes shall be subject to the defeasance provisions set forth in Article Fourteen of the Indenture.

9.	Event of Default

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared, or in certain cases become, due and payable in the manner and with the effect provided in the Indenture and the Supplemental Indenture.

10.	Amendment and Waiver

The Indenture and Supplemental Indenture permit, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of this series under the Indenture and the Supplemental Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of this series.  The Indenture and Supplemental Indenture also contain provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of this series, on behalf of the Holders of all Outstanding Securities of this series, to waive compliance by the Company with certain provisions of the Indenture and Supplemental Indenture and certain past defaults under the Indenture and Supplemental Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.  The Company and the Trustee may amend the Indenture and the Supplemental Indenture under certain circumstances without the consent of the Holders, as described in the Indenture and the Supplemental Indenture.

No reference herein to the Indenture or the Supplemental Indenture and no provision of this Security or of the Indenture or Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of (and premium, if any, on) and interest, if any, on this Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

11.	Miscellaneous

As provided in the Indenture and subject to certain limitations therein set forth, particularly the limitation set forth in Section 2.05(b) of the Indenture, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any, on) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Upon the occurrence of an event described in Section 2.05(c) of the Indenture, the Holder hereof shall surrender this Global Security to the Trustee for cancellation whereupon, in accordance with said Section 2.05(c), the Company will execute and the Trustee will authenticate and deliver Notes in definitive registered form without coupons, in denominations of $1,000 and any integral multiple thereof, and in an aggregate principal amount equal to the aggregate principal amount of this Global Security in exchange for this Global Security.

Notwithstanding any other provision of the Indenture or the Supplemental Indenture, so long as the Securities are in the form of Global Securities, the parties to the Indenture and the Supplemental Indenture and the Holders of such Securities shall be bound at all times by the applicable procedures of the Depository.

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial principal amount of this Global Security is [             ] ($[                ]).  The following exchanges of a part of this Global Security for an interest in another Global Security, or exchanges of a part of another Global Security for an interest in this Global Security, or for Notes in certificated form, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

ASSIGNMENT FORM

To assign this Security, fill in the form below:

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto _____________________ (Please insert social security or other Taxpayer Identification No. of assignee) the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer said Security on the books of the Ford Motor Company with full power of substitution in the premises.

Please print or typewrite name and address including zip code of assignee:

By:

Date:

Your
Signature:

(Sign exactly as your name appears on the other side of this Security)

*Signature
guaranteed by:

*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP), (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

Ford Motor Company
4.25% Senior Convertible Note due November 15, 2016
CUSIP No. 345370 CN8
ISIN No. US345370CN85

To convert this 4.25% SENIOR CONVERTIBLE NOTE DUE NOVEMBER 15, 2016 issued by Ford Motor Company, check the box:  

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000 principal amount):  $ __________________________

If you want the stock certificate, if any, made out in another person’s name or the Cash paid to another person, fill in the form below (NOT FOR USE BY DTC PARTICIPANTS):

(Insert other person’s soc. sec. or tax ID no.)

(Print or type other person’s name, address and zip code)

and irrevocably appoint _____________________ agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him or her.

USE THE FOLLOWING ONLY FOR GLOBAL BOOK ENTRY DTC PARTICIPANTS

Please designate your DTC Participant’s name and Participant Number and provide contact information below:

Name of DTC Participant:

DTC Participant Number:

Client Reference No.(optional):

DTC Participant Contact Information

Name:

Telephone No.:                                                        Facsimile No.:

Email:

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Security or as an authorized DTC Participant representative)

*Signature guaranteed by:

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs:  (i) the Securities Transfer Agent Medallion Program (STAMP), (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

REPURCHASE NOTICE UPON A DESIGNATED EVENT OR CHANGE IN CONTROL

Ford Motor Company
4.25% Senior Convertible Note due November 15, 2016
CUSIP No. 345370 CN8
ISIN No. US345370CN85

TO:	FORD MOTOR COMPANY
THE BANK OF NEW YORK MELLON

The undersigned registered owner of this 4.25% SENIOR CONVERTIBLE NOTE DUE NOVEMBER 15, 2016 hereby irrevocably acknowledges receipt of a notice from Ford Motor Company (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Securities upon the occurrence of a Designated Event or Change in Control, as the case may be, and requests and instructs the Company pursuant to Section 4.01 of the Supplemental Indenture to repurchase the entire principal amount of this Security, or portion thereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture and the Supplemental Indenture at the price of 100% of the principal amount or proportional portion thereof, together with accrued and unpaid interest to, but not including, the Repurchase Date, to the registered holder hereof.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Supplemental Indenture referred to in such Securities.  The Securities shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Supplemental Indenture.

Security Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

USE THE FOLLOWING ONLY FOR GLOBAL BOOK ENTRY DTC PARTICIPANTS

Please designate your DTC Participant’s name and Participant Number and provide contact information below:

Name of DTC Participant:

DTC Participant Number:

Client Reference No.(optional):

DTC Participant Contact Information

Name:

Telephone No.:                                                        Facsimile No.:

Email:

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Security or as an authorized DTC Participant representative)

*Signature guaranteed by:

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs:  (i) the Securities Transfer Agent Medallion Program (STAMP), (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee